Exhibit 3.2
                                     BYLAWS
                                       OF
                                NCRIC GROUP, INC.

                                   ARTICLE I.
                          OFFICES AND REGISTERED AGENT

         Section 1. Principal Office. The Corporation shall maintain its Principal Office in the District of Columbia.

         Section 2. Registered Office. The Corporation shall maintain a Registered Office at a location in the District of Columbia designated by the Board of Directors from time to time. In the absence of a contrary designation by the Board of Directors, the Registered Office of the Corporation shall be located at its Principal Office.

         Section 3. Other Offices. The Corporation may have such other offices within and without the District of Columbia as the business of the Corporation may require from time to time. The authority to establish or close such other offices may be delegated by the Board of Directors to one or more of the Corporation's officers.

         Section 4. Registered Agent. The Corporation shall maintain a Registered Agent who shall have a business office at the Corporation's Registered Office. The Registered Agent shall be designated by the Board of Directors from time to time to serve at its pleasure. In the absence of such designation the Registered Agent shall be the Corporation's Secretary.

         Section 5. The Secretary of the Corporation shall cause the Corporation to maintain currently all filings in respect of the Registered Office and Registered Agent with all governmental officials as required by law.


                                   ARTICLE II.
                            MEETINGS OF SHAREHOLDERS

         Section 1. Annual Meetings. The annual meeting of the Corporation's shareholders shall be held once each calendar year for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. The annual meeting shall be held at the time and place designated by the Board of Directors from time to time.

         Section 2. Special Meetings. Special meetings of the Corporation's shareholders may be called for any one or more lawful purposes by the Corporation's President, the Chairman of the Board, the Board of Directors, or on the written request describing the purpose for which the meeting is to be held filed by holders of record of not less than twenty percent of the Corporation's outstanding shares entitled to be cast on any issue to be considered at the proposed special meeting. Special meetings of the shareholders shall be held at the Corporation's Registered Office at the time designated in the notice of the meeting in accordance with Article II, Section 3; provided, however, that such meetings called by the Board of Directors may be held at such places as the Board of Directors may determine.


         Section 3. Notice of Meetings, Waiver of Notice. Written notice of all meetings of shareholders shall be delivered not less than ten nor more than fifty days before the meeting date, either personally or by mail, to all shareholders of record entitled to vote at such meeting. The notice shall state the date, time, and place of the meeting and, in the case of a special meeting, the purpose or purposes for which such meeting was called. At the written request, delivered personally or by mail, of the person or persons calling a special meeting of shareholders, the President or Secretary of the Corporation shall fix the date and time of the meeting and provide notice thereof to the shareholders as required above; provided, however, that the date of the meeting shall in no event be fixed less than ten or more than sixty days from the date the request was received. Notice of a meeting of shareholders need not be given to any shareholder who, in person or by proxy, signs a waiver of notice either before or after the meeting.

         Section 4. Quorum. At any meeting of shareholders the presence, in person or by proxy, of the holders of one-third of the outstanding shares entitled to vote shall constitute a quorum for the transaction of any business properly before the meeting.

         Section 5. Transaction of Business. Business transacted at an annual meeting of shareholders may include all such business as may properly come before the meeting. Business transacted at a special meeting of shareholders shall be limited to the purposes stated in the notice of the meeting.

         Section 6. Shareholders of Record. For the purpose of determining shareholders entitled to vote at arty meeting of shareholders, or entitled to receive dividends or other distributions, or in connection with any other proper purpose requiring a determination of shareholders, the Board of Directors shall by resolution fix a record date for such determination. The date shall be not more than fifty and not less than ten days prior to the date on which the activity requiring the determination is to occur.

         Section 7. Voting. Except as may otherwise be required by law or the Corporation's Articles of Incorporation, a person present, in person or by proxy, at a meeting of shareholders shall be entitled to one vote for each share of voting stock as to which such person is the shareholder of record.

         Section 8. Adjournments. A majority of the voting shares held by shareholders of record present in person or by proxy at a meeting of shareholders, whether or not constituting a quorum, may adjourn a meeting.

         Section 9. Action Without Meeting. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

         Section 10. Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy. Proxies shall be filed with the Secretary of the Corporation before or at the time of the meeting.

         Section 11. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by the officer, agent, or proxy as the bylaws of that corporation may prescribe, or, in the absence of such provision, as the board of directors of the other corporation may determine. Shares held by an administrator, executor, guardian, or conservator may be voted, either in person or by proxy, without a transfer of such shares into the name of the administrator, executor, guardian, or conservator. Shares standing in the name of a trustee may be voted by the trustee, either in person or by proxy. Shares standing in the name of a receiver may be voted by the receiver, and shares held by or under the control of a receiver may be voted by the receiver without the transfer thereof into the receiver's name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         Section 12. Order of Business. The order of business at the annual meeting, and so far as practicable at all other meetings of shareholders, shall be as follows:

         Proof of notice of the meeting
         Presentation of proxies
         Determination of a quorum
         Disposition of unapproved minutes
         Reports of officers and committees
         Election of directors
         Unfinished business
         New business Adjournment

         Section 13. Notice. (a) At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting
(i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this Section 13. For business to be properly brought before an annual meeting by a stockholder, the business must relate to a proper subject matter for stockholder action and the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered or mailed to and received at the principal executive offices of the Corporation not less than ninety (90) days prior to the date of the proxy statement relating to the prior year's annual meeting, which deadline shall be disclosed in each proxy statement; provided, however, that in the event that any annual meeting is held more than thirty days before or after the date of the prior year's annual meeting, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the changed date of the annual meeting was mailed or public disclosure thereof was made. A stockholder's notice to the Secretary shall set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation's capital stock that are beneficially owned by such stockholder and
(iv) any material interest of such stockholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this
Section 13(a). The Officer of the Corporation or other person presiding over the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 13(a) and, if he should so determine, he shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted.

         At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors.

         (b) Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 13(b). Such nominations, other than those made, by or at the direction of the Board of Directors, shall be made by timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered or mailed to and received at the principal executive offices of the Corporation not less than ninety (90) days prior to the date of the proxy statement relating to the prior year's annual meeting, which deadline shall be disclosed in each proxy statement; provided, however, that in the event that any annual meeting is held more than thirty days before or after the date of the prior year's annual meeting, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the changed date of the annual meeting was mailed or public disclosure thereof was made. Such stockholder's notice shall set forth (i) as to each person whom such stockholder proposes to nominate for election or re-election as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving the notice (x) the name and address, as they appear on the Corporation's books, of such stockholder and (y) the class and number of shares of the Corporation's capital stock that are beneficially owned by such stockholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the provisions of this Section 13(b). The Officer of the Corporation or other person presiding at the meeting shall, if the facts so warrant, determine that a nomination was not made in accordance with such provisions and, if he or she shall so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

                                  ARTICLE III.
                       BOARD OF DIRECTORS, THEIR ELECTION,
                                TERMS, AND POWERS

         Section 1. Number. There shall be a Board of Directors consisting of fourteen members serving staggered three-year terms with four or five members elected annually.

         Section 2. Election. The directors shall be elected by the shareholders at each annual meeting by a plurality vote of the shares voting at said meeting in person or by proxy. All nominations proposed by the Board shall be made by resolution at least ten days prior to the date of the election, and nominations proposed by a stockholder shall be made as otherwise provided in the bylaws. If nominations are not so made by the Board or by a stockholder, the unanimous vote of the shareholders present in person or by proxy shall be necessary to elect one not so nominated.

         Section 4. President. The President shall be the chief executive officer and shall perform the usual duties incident to that office.

         Section 5. Secretary. The Secretary shall keep accurate minutes of all meetings of the shareholders, of all meetings of the Board of Directors, and of all meetings of the Executive Committee.

         Section 6. Treasurer. The Treasurer shall have general supervision of all finances, shall maintain the books and records of the Corporation, and shall perform all other usual duties incident to that office.

         Section 7. Compensation. Officers of the Corporation shall receive such compensation for serving as such as is set by the Board of Directors.


                                   ARTICLE V.
                       MEETINGS OF THE BOARD OF DIRECTORS

         Section 1. Annual and Regular Meetings. The annual meeting of the Board of Directors shall be held at the Principal Office of the Corporation, immediately following the adjournment of the annual meeting of the shareholders of the Corporation. Regular meetings shall be held at the same place and at such times as may be fixed by the Board of Directors not less frequently than semiannually. Notice of the regular meetings of the Board of Directors shall be given each director at least five business days prior thereto.

         Section 2. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, and must be called by the Chairman of the Board upon the written request of a third of the total number of directors. Notice of special meetings of the Board of Directors, stating the time, place, and purposes, shall be given each director at least five business days prior thereto.

         Section 3. Quorum. A majority of the total number of directors shall constitute a quorum, but a lesser number may adjourn to another time. A majority vote of the quorum present at any meeting shall govern any proceeding not herein or by law requiring a different vote.

         Section 4. Action Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action taken, shall be signed by all of the directors.

                                   ARTICLE VI.
                            NO SHAREHOLDER LIABILITY

         A shareholder shall not be liable for the payment of debts, losses, or expenses of the Corporation.


                                  ARTICLE VII.
                                 INDEMNIFICATION

         The Corporation shall indemnify its past, present, and future members of the Board of Directors and duly appointed committees and its officers (and their executors, administrators, or other legal representatives), all such persons being referred to as "Indemnitees," to the fullest extent permitted by law, as now in effect and as such law may be amended. Such indemnification shall include, without limitation, the payment of judgments against Indemnitees and of amounts paid in settlement of claims, suits, or proceedings (including judgments in favor of the Corporation or amounts paid in settlement to the Corporation); such indemnification shall also include, without limitation, the payment of counsel fees and expenses of Indemnitees who are successfully defended, or who are unsuccessfully defended if the claim, suit, or proceeding does not arise from the willful misconduct of Indemnitees. Expenses incurred by an Indemnitee in defending any action, suit, or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding to the fullest extent permitted by law. Such right of indemnification shall be in addition to any indemnification to which such officer or director may be entitled under any agreement, vote of shareholders, or otherwise.

         The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, committee member, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of any corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, against any liability asserted against such person and incurred in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article.

                                  ARTICLE VIII.
                     CONTRACTS, LOANS, CHECKS, AND DEPOSITS

         Section 1. Contracts. The Board of Directors may authorize any officer or officers or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

         Section 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors, and such authority may be general or confined to specific instances.

         Section 3. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, issued in the name of the Corporation, shall be signed by the officer or officers or agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

         Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may select.


                                   ARTICLE IX.
                                   AMENDMENTS

         These Bylaws may be amended by the Board of Directors at any regular or special meeting thereof by a two-thirds vote of the total number of directors and may also be amended at a meeting of the shareholders duly called for that purpose upon the affirmative vote of the holders of a majority of the shares represented at such meeting, either in person or by proxy, but no such amendment shall (a) impair the rights of any shareholder, or any third party, under a contract entered into with the Corporation that was authorized by the provisions of those Bylaws in force at the time of the execution of such contract or (b) shorten the duration of a particular director's term. Written notice of all Bylaw amendments shall be given promptly to all shareholders and to NCRIC, A Mutual Holding Company.


                                   ARTICLE X.
                                  MISCELLANEOUS

         Section 1. Certificates for Shares. Certificates representing shares of capital stock of the Corporation shall state upon the face thereof the name of the person to whom issued, the number of shares, the par value per share and the fact that the Corporation is organized under the laws of the District of Columbia. Each certificate shall be signed by the President or a Vice-President and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issuance, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed, or mutilated certificate a new one may be issued therefor upon the making of an affidavit by the holder of record of the shares represented by such certificate setting forth the facts concerning the loss, theft, or mutilation thereof and upon such bond or indemnity to the Corporation as the Corporation may prescribe.

         Section 2. Transfer of Shares. Subject to the provisions of applicable law and to any transfer restrictions binding on the Corporation, transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by the holder's agent, attorney-in-fact, or other legal representative, who shall furnish proper evidence of authority to transfer, upon surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the stock transfer books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

         Section 3. Voting of Shares in Other Corporations Owned by the Corporation. Subject to the specific directions of the Board of Directors, any share or shares of stock issued by any other corporation and owned or controlled by the Corporation may be voted at any shareholders' meeting of the other corporation by the President of the Corporation if the President is present, or in the President's absence by any Vice-President of the Corporation who may be present. Whenever, in the judgment of the President, or, in the President's absence, of any Vice-President, it is desirable for the Corporation to execute a proxy or give a shareholder's consent in respect to any share or shares of stock issued by any other corporation and owned or controlled by the Corporation, the proxy or consent shall be executed in the name of the Corporation by the President or one of the Vice-Presidents of the Corporation without the necessity of any authorization by the Board of Directors. Any person or persons designated in the manner above stated as the proxy or proxies of the Corporation shall have full right, power, and authority to vote the share or shares of stock issued by the other corporation.

         Section 4. Fiscal Year. The fiscal year of the Corporation shall be established, and may be altered, by resolution of the Board of Directors from time to time as the Board of Directors deems advisable.

         Section 5. Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends to shareholders in the manner and upon the terms and conditions as the Board of Directors deems advisable and as permitted by law.

         Section 6. Seal. The seal of the Corporation shall be circular in form and shall have inscribed thereon the name of the Corporation, the year of its organization, and the words "Corporate Seal, District of Columbia."

         Section 7. Severability. Any provision of these Bylaws, or any amendment thereof, that is determined to be in violation of applicable law shall not in any way render any of the remaining provisions invalid.

         Section 8. References to Gender and Number Terms. In construing these Bylaws, any gender shall be substituted for any other and plural terms shall be substituted for singular and singular for plural, in any place in which the context so requires.

         Section 9. Headings. The Article and Section headings in these Bylaws are inserted for convenience only and are not part of these Bylaws.

         Section 10. Inspection of Records by Shareholders. In addition to any rights provided by law, a shareholder is entitled to inspect and copy, during regular business hours at the Corporation's principal office, any of the following records of the Corporation, if such shareholder gives the Corporation written notice of the shareholder's demand at least five business days before the date on which such shareholder wishes to inspect and copy:

         (a) its Articles of Incorporation and all amendments to them currently in effect;

         (b) its Bylaws and all amendments to them currently in effect;

         (c) the minutes of all shareholders' meetings, and records of all action taken by shareholders without a meeting, for the past three years;

         (d) all written communications to shareholders, generally, within the past three years, including the financial statements furnished for the past three years;

         (e) a list of the names and business addresses of its current directors and officers;

         (f) its most recent Annual Report delivered to the Commissioner of Insurance and Securities for the District of Columbia; and

         (g) all contracts or other written agreements between the Corporation and any of its shareholders and all contracts or other written agreements between two or more of the shareholders in the possession of the Corporation.

         A shareholder's agent or attorney has the same inspection and copying rights as the shareholder the agent or attorney represents. The right to copy records under this Section 10 includes, if reasonable, the right to receive copies made by photographic, xerographic, or other means. The Corporation may impose a reasonable charge, covering the costs of labor and material, for copies of any documents provided to the shareholder. The charge may not exceed the estimated cost of production or reproduction of the records.